Exhibit 99.1

Company Contact:	Patrick Hamner / Chairman
Mike Hessong / Chief Financial Officer
(214) 390-1831

Investor Relations:	Integrated Corporate Relations, Inc.
Joe Teklits / Brendon Frey
(203) 682-8200

Media Relations:	SPM Communications
Suzanne Miller/Rebecca Bowers
(817) 329-3257

HEELYS, INC. REPORTS FISCAL 2007 SECOND QUARTER FINANCIAL RESULTS
— Second Quarter Net Sales Increased 140% to $74.3 million vs. $30.9 million Last Year —
— Company Reports 2Q07 Diluted EPS of $0.45 vs. $0.17 Last Year —

DALLAS, TX (August 7, 2007) — Heelys, Inc. (NASDAQ: HLYS) today reported the following record financial results for the second quarter ended June 30, 2007:

Second Quarter Highlights

•                  Net Sales Increased 140.3% to $74.3 million versus $30.9 million a year ago

•                  Net Income Increased 204.9% to $12.8 million versus $4.2 million a year ago

•                  Diluted Earnings Per Share Increased to $0.45 versus $0.17 last year

Mike Staffaroni, President and Chief Executive Officer of Heelys, Inc. (the “Company”) commented, “We experienced another strong quarter of domestic sales growth driven by demand for our spring / summer line combined with early deliveries of fall product. We also continued to witness growing demand in our international markets, namely Europe. Importantly, we were able to leverage our operating platform and translate a top-line increase of 140% into a 205% gain in net income while at the same time heightening our brand awareness through additional investments in marketing and advertising.”

For the second quarter ended June 30, 2007, gross profit was $26.3 million, or 35.4% of net sales, compared to $10.7 million, or 34.6% of net sales for the second quarter ended June 30, 2006.  Total selling, general and administrative expenses for the second quarter of 2007 were $7.2 million, or 9.8% of net sales, compared to $4.2 million, or 13.5% of net sales in the second quarter of last year. Operating income was $19.1 million, or 25.7% of net sales for the second quarter of 2007 versus operating income of $6.5 million, or 21.1% of net sales in the corresponding period a year ago.

Outlook

For the third quarter of fiscal 2007, the Company currently expects net sales to range from $55 million to $58 million and diluted earnings per share to range from $0.28 and $0.30.

The Company also updated its full year outlook. The Company noted that it is experiencing challenges at retail related primarily to an over-inventoried position of product at many of the Company’s domestic accounts which will have a significant adverse affect on its fourth quarter 2007 results. Based on these factors, the Company now expects net sales and net income growth of 10% - 15% in 2007 versus 2006. It should be noted that the Company’s fully diluted outstanding share count is projected to be 28.3 million shares for the full year 2007, compared with 25.1 million for 2006.

Mr. Staffaroni concluded, “The first half of 2007 was filled with many important financial, operational, and strategic accomplishments that have enhanced our brand equity and strengthened our infrastructure in order to better support our future growth strategy. Our entire organization is focused on successfully executing our business plan, which includes introducing new and innovative products in our core business, further penetrating the international marketplace, selectively increasing our domestic distribution, and developing additional footwear and non-footwear categories under the Heelys brand. We remain optimistic about the company’s future long-term growth prospects and the opportunities that lie ahead.”

Conference Call Information

A conference call to discuss second quarter fiscal 2007 financial results is scheduled for today (Tuesday, August 7, 2007) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by clicking http://investors.heelys.com/index.cfm or www.opencompany.info. To listen to the broadcast, your computer must have Windows Media Player installed.  If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market.  The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel.  HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,”  “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct.  The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, the Company may not be able to successfully introduce new product categories, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, continued changes in fashion trends and consumer preferences and general economic conditions, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HEELYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(amounts in thousands, except for per share data)

	Three-month period ended		Six-month period ended
	June 30,	June 30,	June 30,	June 30,
	2006	2007	2006	2007

Net sales	$30,927	74,310	$44,596	123,738
Cost of sales	20,237	47,983	28,986	79,935
Gross profit	10,690	26,327	15,610	43,803

Selling, general and administrative expenses	4,174	7,249	6,486	12,488
Income from operations	6,516	19,078	9,124	31,315

Other expense (income), net	77	(734)	78	(1,500)
Income before income taxes	6,439	19,812	9,046	32,815

Income taxes	2,254	7,054	3,166	11,606

Net income	$4,185	$12,758	$5,880	$21,209

Net income per share:
Basic	$0.27	$0.47	$0.40	$0.78
Diluted	$0.17	$0.45	$0.24	$0.75

Weighted-average shares:
Basic	15,435	27,055	14,716	27,050
Diluted	24,501	28,328	24,924	28,338

HEELYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(amounts in thousands)

	December 31,	June 30,
	2006	2007
Assets

Current Assets:
Cash and cash equivalents	$54,184	$53,071
Accounts receivable, net of allowances	43,256	47,079
Inventories	6,057	22,677
Deferred income tax benefits	637	695
Prepaid and other current assets	962	1,703
Total current assets	105,096	125,225

Property and Equipment, net of accumulated depreciation	393	968

Patents and Trademarks, net of accumulated amortization	478	509

Deferred Income Tax Benefits	371	371

Total Assets	$106,338	$127,073

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$1,304	$3,553
Accrued expenses	8,187	5,561
Income taxes payable	2,866	1,842
Debt	211	—
Total current liabilities	12,568	10,956

Stockholders’ Equity:
Common stock	27	27
Additional paid-in capital	59,795	60,933
Retained earnings	33,948	55,157
Total stockholders’ equity	93,770	116,117

Total Liabilities and Stockholders’ Equity	$106,338	$127,073